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                    STOCK PURCHASE AGREEMENT

     Agreement dated as of September 27, 1996 between Monsanto
Company, a Delaware corporation ("Monsanto"), and Calgene, Inc., a Delaware corporation ("Calgene").

     In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1.   Sale of Shares.  Subject to the terms and
          --------------
conditions of this Agreement, at the Closing (as defined below), Calgene will sell and issue to Monsanto, and Monsanto will purchase, 6,250,000 shares (the "Shares") of Common Stock, $.001 par value per share, of Calgene ("Common Stock") for an aggregate purchase price of $50,000,000. The number of Shares shall be appropriately adjusted for any stock splits, stock dividends or similar events affecting the Common Stock after the date hereof and prior to the Closing.

     2.   The Closing.
          -----------

          (a) The closing ("Closing") of the sale and purchase of the Shares under this Agreement shall take place at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts at 9:00 a.m. on the first date on which all of the conditions set forth in Sections 6 and 7 have been satisfied or duly waived. At the Closing, Calgene shall deliver to Monsanto a certificate for the Shares, registered in the name of Monsanto, against payment to Calgene of the purchase price therefor, by wire transfer.

          (b) Either Monsanto or Calgene may terminate this Agreement if the conditions set forth in Sections 6 and 7 have not been satisfied or duly waived prior to January 31, 1997, other than by reason of a breach of this Agreement by the terminating party.

     3.   Representations of Calgene.  Subject to and except
          --------------------------
as disclosed by Calgene in the disclosure schedule provided by Calgene to Monsanto on the date hereof (the "Disclosure
Schedule"), Calgene hereby represents and warrants as follows:

          3.1  Organization and Standing.  Calgene is a
               -------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Calgene is duly qualified to do business as a foreign corporation and is in good standing in the State of California and in every other jurisdiction in which the failure to so qualify would have a material adverse effect on the assets, business, results of operations or financial condition of Calgene. Calgene has furnished to


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Monsanto true and complete copies of its Certificate of Incorporation and By-Laws, each as amended to date and presently in effect.

          3.2  Capitalization.  The authorized capital stock
               --------------
of Calgene consists of 80,000,000 shares of Common Stock, of which 60,443,115 shares were issued and outstanding as of August 31, 1996, and 10,000,000 shares of Preferred Stock, $.001 par value per share, none of which shares are issued or outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Section 3.2 of the Disclosure Schedule hereto or provided in this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of Calgene is authorized or outstanding,
(ii) Calgene has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of Calgene, and (iii) Calgene has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

          3.3  Issuance of Shares.  The Shares, when issued,
               ------------------
sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable.

          3.4  Authority for Agreement.  The execution,
               -----------------------
delivery and performance by Calgene of this Agreement and the Amended and Restated Stockholders Agreement attached hereto as Exhibit A (the "Amendment"), and the consummation by
------- -
Calgene of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action, subject to (i) approval of the Certificate of Amendment attached hereto as Exhibit B (the "Certificate of Amendment") by the
   ------- -
stockholders of Calgene holding a majority of the shares of Common Stock outstanding, and (ii) approval of the issuance of the Shares to Monsanto, the Amendment and this Agreement by the holders of a majority of the outstanding shares of Common Stock present or represented at the meeting of stockholders to be held for such purpose (the "Stockholders Meeting"), excluding broker non-votes and shares held by Monsanto; (such approvals being referred to collectively as the "Requisite Stockholder Approval"). This Agreement has been, and the Amendment as of the Closing will be, duly executed and delivered by Calgene. This Agreement constitutes, and the Amendment will constitute as of the Closing, valid and binding obligations of Calgene, enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and the Amendment and compliance with their provisions by Calgene will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its Certificate of Incorporation or By-

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Laws (each as amended to date) or any indenture, lease, agreement or other instrument to which Calgene is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to Calgene.

          3.5  Governmental Consents.  No consent, approval,
               ---------------------
order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of Calgene in connection with the execution and delivery of this Agreement, the issuance, sale and delivery of the Shares, or the other transactions to be consummated at the Closing, as contemplated by this Agreement, except (i) the filing with the Secretary of State of Delaware of the Certificate of Amendment and (ii) compliance with Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iii) compliance with the applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act").

           3.6  Reports and Financial Statements.  Calgene
                --------------------------------
has previously furnished to Monsanto complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended June 30, 1995, as filed with the Securities and Exchange Commission (the "SEC"), (b) proxy statements relating to all meetings of its stockholders (whether annual or special) since June 30, 1995 and (c) all other reports or registration statements, other than Registration Statements on Form S-8, filed by Calgene with the SEC since June 30, 1995 (such annual reports, proxy statements, registration statements and other filings, together with any amendments or supplements thereto, are collectively referred to herein as the "Calgene Reports"). The Calgene Reports constitute all of the documents filed or required to be filed by Calgene with the SEC since June 30, 1995, other than any Registration Statement on Form S-8. As of their respective dates, the Calgene Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of Calgene included in the Calgene Reports (together, the "Financial Statements")
(i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), and (iii) fairly present in all material respects the consolidated financial condition, results of operations and cash flows of Calgene as of the respective dates thereof and for the periods referred to therein.

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          3.7   Litigation.  Section 3.7 of the Disclosure
                ----------
Schedule identifies, and contains a brief description of, (a) any unsatisfied judgment, order, decree, stipulation or injunction and (b) any claim, complaint, action, suit, proceeding, hearing or investigation of or in any court or governmental agency or before any arbitrator to which Calgene or any subsidiary is a party or, to the knowledge of Calgene, is threatened to be made a party, in each case which could have a material adverse effect on the assets, business, financial condition or results of operations of Calgene.

4.    Representations of Monsanto.  Monsanto represents and
      ---------------------------
warrants as follows:

           4.1  Investment.  Monsanto is acquiring the Shares
                ----------
for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same.

           4.2  Authority.  Monsanto has full power and
                ---------
authority to enter into and to perform this Agreement and the Amendment in accordance with their respective terms.

           4.3  Experience.  Monsanto has sufficient
                ----------
knowledge and experience in investing in companies similar to Calgene so as to be able to evaluate the risks and merits of its investment in Calgene and is able financially to bear the risks thereof.

5.    Covenants.
      ---------

           5.1  Best Efforts.
                ------------

                (a) Each of the parties shall use its respective best efforts to take all actions and to do all things neces-sary, proper or advisable to consummate the transactions contemplated by this Agreement. Without limiting the foregoing, Monsanto shall vote all of its shares of Common Stock in favor of the Certificate of Amendment at the Stockholders Meeting.

               (b) At the Closing, Monsanto and Calgene shall execute and deliver the Amendment.

                (c) At the Closing, Monsanto and Calgene shall execute a certificate setting forth the "Effective Date
Percentage" as defined in the Amendment.

           5.2  Stockholders Meeting, Proxy Statement.
                -------------------------------------

                (a)  As soon as practicable, Calgene shall
prepare and file with the SEC under the Exchange Act preliminary proxy materials (the "Proxy Statement") for the purpose of soliciting proxies from its stockholders to vote in favor of
(i) the

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issuance of the Shares, (ii) the Certificate of Amendment, and
(iii) the election of the directors contemplated by the Amendment (the "Proposals") at the Stockholders Meeting. Calgene shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use its best efforts to resolve as promptly as practicable all SEC comments to the satisfaction of the SEC. Calgene shall furnish to Monsanto and its counsel copies of the preliminary Proxy Statement prior to filing it with the SEC and copies of the final Proxy Statement prior to mailing it to stockholders.

                (b) Promptly following the resolution to the satisfaction of the SEC of all SEC comments on the Proxy Statement (or the expiration of the ten-day period under Rule 14a-6(a) under the Exchange Act, if no SEC comments are received by such date), Calgene shall distribute the Proxy Statement to its stockholders and solicit proxies from its stockholders to vote in favor of the Proposals.

                (c) Calgene shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the Delaware General Corporation Law in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Stockholders Meeting. Without limiting the foregoing, Calgene shall ensure that the Proxy Statement does not, as of the date on which it is distributed to its stockholders, and as of the date of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Calgene shall not be responsible for the accuracy or completeness of any information furnished by Monsanto in writing for inclusion in the Proxy Statement).

           5.3  HSR Act.  Each of the parties shall promptly
                -------
file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, shall use its best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable.

           5.4  Pending Closing.  Pending Closing Calgene
                ---------------
shall carry on the business of Calgene and its subsidiaries in the ordinary and regular course of business.

6.    Conditions to the Obligations of Monsanto.  The
      -----------------------------------------
obligation of Monsanto to purchase Shares at the Closing is subject to the fulfillment, or the waiver by Monsanto, of each of the following conditions on or before the Closing:


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      6.1  Accuracy of Representations and Warranties.  Each
           ------------------------------------------
representation and warranty contained in Section 3 shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date (except for representations and warranties made as of a specific date, which shall be true and correct as of such date).

      6.2  Performance.  Calgene shall have performed and
           -----------
complied with all agreements and conditions contained in this Agreement required to be performed or complied with by Calgene prior to or at the Closing.

      6.3  Stockholder Agreement.  The Amendment shall have
           ---------------------
been executed and delivered by Calgene.

      6.4  Certificate of Amendment.  The Certificate of
           ------------------------
Amendment shall have been filed with the Secretary of State of Delaware.

      6.5  HSR Act.  All applicable waiting periods (and any
           -------
extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

      6.6  No Injunctions or Other Proceedings.  No temporary
           -----------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby shall have been issued and remain outstanding. No investigation, action, suit or proceeding by any governmental or regulatory commission, agency, body or authority, and no action, suit or proceeding by any other person or entity shall be pending on the Closing Date which challenges, or might result in a challenge to, this Agreement or any transactions contemplated hereby, or which claims, or might give rise to a claim for, damages in a material amount as a result of the consummation of this Agreement.

      6.7  NASDAQ.  The Shares shall have been authorized for
           ------
listing on the Nasdaq National Market, subject to official notice of issuance.

      6.8  Opinion of Counsel.  Monsanto shall have received
           ------------------
an opinion from Hale and Dorr, counsel for Calgene, dated the
Closing Date, substantially in the form attached hereto as
Exhibit C.
---------

      6.9  Stockholder Approval.  The issuance of the Shares
           --------------------
and the Certificate of Amendment shall have received the Requisite Stockholder Approval and the directors contemplated by the Amendment shall have been elected.

      6.10 Material Adverse Change.  Between the date of
           -----------------------
this Agreement and the Closing Date there shall have been no materially adverse change in the position,

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financial or otherwise, or the operations, assets, liabilities or results of operations of Calgene or its subsidiaries, provided
                                                      --------
that such a material adverse change shall not be deemed to have occurred as a result of any change in the customers, pricing or sales volume of Calgene or any outcome of the litigation between Calgene and Enzo Biochem, Inc.

      6.11 No Change in Capitalization.  Prior to
           ---------------------------
Closing Calgene shall not have issued, agreed to issue or approve the issuance of any shares of its capital stock or any options, warrants or other rights entitling the holder thereof to convert into or receive shares of Calgene capital stock, except for the grant of options for Calgene Common stock to employees and consultants in the ordinary course of business and the issuance of shares of Calgene Common Stock pursuant to the exercise of outstanding options or warrants, unless approved by Calgene directors designated by Monsanto in writing.

7.    Conditions to the Obligations of Calgene.  The
      ----------------------------------------
obligations of Calgene under this Agreement are subject to fulfillment, or the waiver by Calgene, of the following conditions on or before the Closing:

      7.1  Accuracy of Representations and Warranties.  The
           ------------------------------------------
representations and warranties of Monsanto contained in Section 4 shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

      7.2  Performance.  Monsanto shall have performed and
           -----------
complied with all agreements and conditions contained in this Agreement required to be performed or complied with by Monsanto prior to or at the Closing.

      7.3  Stockholder Agreement.  The Amendment shall have
           ---------------------
been executed and delivered by Monsanto.

      7.4  HSR Act.  All applicable waiting periods (and any
           -------
extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

      7.5  No Injunction or Other Proceedings.  No temporary
           ----------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court or other legal or regulatory restraint or prohibition preventing the consummation of the transaction contemplated hereby shall have been issued and remain outstanding. No investigation, action, suit or proceeding by any governmental or regulatory commission, agency, body or authority, and no action, suit or proceeding by any other person or entity shall be pending on the Closing Date which challenges, or might result in a challenge to, this Agreement or any transactions contemplated hereby, or which claims, or might give rise to a claim for, damages in a material amount as a result of the consummation of this Agreement.

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

      7.6  Stockholder Approval.  The issuance of the Shares
           --------------------
and the Certificate of Amendment shall have received the Requisite Stockholder Approval.

8.    Miscellaneous.
      -------------

      8.1  Press Releases and Announcements.  No party shall
           --------------------------------
issue any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other party; provided, however, that any
                             --------  -------
party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party shall advise the other party and provide it with a copy of the proposed disclosure prior to making the disclosure).

      8.2  No Third Party Beneficiaries.  This Agreement
           ----------------------------
shall not confer any rights or remedies upon any person other than the parties.

      8.3  Entire Agreement.  This Agreement (including the
           ----------------
documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, with respect to the subject matter hereof.

     8.4  Succession and Assignment.  This Agreement shall be
          -------------------------
binding upon and inure to the benefit of the parties named herein and their respective successors. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

     8.5   Counterparts.  This Agreement may be executed in
           ------------
two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      8.6  Headings.  The section headings contained in this
           --------
Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      8.7  Governing Law.  This Agreement shall be governed
           -------------
by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

      8.8  Amendments and Waivers.  The parties may mutually
           ----------------------
amend any provision of this Agreement at any time prior to the Closing Date, provided, however, that any amendment
              --------  -------
effected subsequent to the Requisite Stockholder Approval shall be subject to the restrictions contained in the Delaware General Corporation Law. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of

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warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      8.9  Severability.  Any term or provision of this
           ------------
Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforce-able and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     8.10 Specific Performance.  Each of the parties
          --------------------
acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     8.11  Construction.  The language used in this Agreement
           ------------
shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                CALGENE, INC.



                                By:
                                   --------------------------------


                                Title:
                                      -----------------------------



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                                MONSANTO COMPANY



                                By:
                                   --------------------------------


                                Title:
                                      -----------------------------





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